UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2014

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders (the “Annual Meeting”) of PharmAthene, Inc. (the “Company”) held on June 11, 2014, the holders of the Company’s common stock voted to elect each of the following directors to serve until the next annual meeting and until his successor is duly elected and qualified:

Director	Votes For	Votes Withheld	Broker Non-Votes
John M. Gill	13,968,320	3,032,440	24,744,606
Brian A. Markison	13,971,255	3,029,505	24,744,606
Joel W. McCleary	14,317,855	2,682,905	24,744,606
Eric I. Richman	14,015,544	2,985,216	24,744,606
Jeffrey W. Runge, M.D.	14,265,185	2,735,575	24,744,606
Mitchel B. Sayare, Ph.D.	13,972,750	3,028,010	24,744,606
Derace L. Schaffer, M.D.	12,115,955	4,884,805	24,744,606
Steven St. Peter, M.D.	14,223,385	2,777,375	24,744,606

At the Annual Meeting, the Company’s stockholders also voted on the following proposal:

Proposal	For	Against	Abstain	Broker Non-Votes
To ratify the selection by the audit committee of the board of directors of the Company of Ernst & Young LLP as the Company’s independent registered accounting firm for the fiscal year ending December 31, 2014	40,865,633	858,756	20,977	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.

Date: June 12, 2014	By:	/s/ Linda L. Chang
Linda L. Chang Senior Vice President, Chief Financial Officer and Corporate Secretary